UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2018

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On November 13, 2018, Leap Therapeutics, Inc. (the “Company”) entered into a Lease (the “Lease”) with Bulfinch Square Limited Partnership, as landlord (“Landlord”), pursuant to which the Company will lease a portion of the first floor of the building located at 47 Thorndike Street, Cambridge, Massachusetts designated as Suite B1-1 (the “Premises”).  The Premises consists of approximately 7,667 rentable square feet. The Premises will serve as the Company’s principal place of business.

The Lease will become effective May 1, 2019 (the “Commencement Date”), after the expiration of the Company’s current lease. The initial term of the Lease is 3 years, commencing on the Commencement Date and expiring on April 30, 2022.  The Company has an option to extend the Lease term for one additional 3-year term (the “Extended Term”).

Upon commencement of the Lease, the Company shall be obligated to make monthly rent payments to the Landlord.  The aggregate rent payments the Company shall be responsible for over the initial term of the Lease is equal to $1,288,146, with an annual amount of $421,685 to be paid in first year of the Lease term, an annual amount of $429,352 to be paid in the second year of the Lease term and an annual amount of $437,019 to be paid in the third year of the Lease term.  The rent payable by the Company during the Extended Term shall be equivalent to the Premises’ fair market annual rent as of the commencement of each year of the Extended Term, determined in accordance with the provisions of the Lease.  In addition to rent obligations, the Company will be responsible for certain costs and charges specified in the Lease, including certain operating expenses, utility expenses, maintenance and repair costs relating to the Premises, taxes, and insurance.

Pursuant to the terms of the Lease, the Company was required to deposit with the Landlord a cash security deposit in the amount of $24,119.40 to secure the Company’s performance of its obligations under the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease. A copy of the Lease is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
1.1	Lease, dated November 13, 2018, by and between the Company and Bulfinch Square Limited Partnership

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: November 19, 2018	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Financial Officer

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